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                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the "Agreement") made by and between FIRST CITIZENS BANC CORP, an Ohio corporation ("FCBC") and JAMES E. MCGOOKEY (the "Employee"), WITNESSETH THAT:

            WHEREAS, FCBC has been organized as a financial holding company and has various subsidiaries that provide financial and non-financial products and services (FCBC and all entities that are subsidiaries of FCBC, including those subsidiaries created in the future, are collectively referred to as the "Companies" and may be separately referred to as the Company.); and

            WHEREAS, FCBC will retain the Employee to provide legal and managerial services on behalf of the Companies; and

            WHEREAS, the Employee desires to accept employment with FCBC upon the terms and conditions described herein.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties agree as follows:

            1. EMPLOYMENT AND TERM. FCBC hereby agrees to retain the Employee, and the Employee hereby accepts employment, based upon the terms and conditions set forth in this Agreement. This Agreement shall commence on a date to be designated by the Employee (the "Commencement Date"), which date shall not be later than January 1, 2003, and shall continue for a period of five (5) years after the Commencement Date, or until otherwise terminated in accordance with its provisions (the "Term").

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            2. DUTIES. During the Term, the Employee shall be employed as a senior vice president and the general counsel of FCBC. The Employee may, at the sole option of FCBC, be named to similar offices at any or all of the other Companies. The Employee's duties shall include direct day-to-day oversight of the legal affairs of the Companies and such other duties consistent therewith, as may, from time to time, be assigned by FCBC or its appropriate corporate officers. The Employee will provide the general corporate, contractual and other general legal services needed by the Companies; provided, however, that the parties anticipate that (a) collection matters and other litigation, (b) matters that exceed the qualifications or experience of the Employee, and (c) matters that exceed the time reasonably available to the Employee will be referred to other legal counsel. The Employee will also participate in the management of the Companies in the specific respects requested, from time to time, by FCBC or its appropriate corporate officers. The Employee will devote his full professional working time to the business of the Companies; provided that he shall have a reasonable opportunity to conclude such legal matters as he has previously accepted but has been unable to finish by the Commencement Date. The Employee shall use his best efforts to perform any work needed to finish such matters outside of FCBC's normal working hours.

            3. COMPENSATION. During the Term, in consideration of the Employee's performance of his duties and obligations, FCBC shall provide the Employee with the compensation described herein. The Employee's compensation shall be subject to and reduced by any applicable withholding, social security or other taxes and any other legally required deductions.

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            (a)   SALARY. During the Term, FCBC shall pay to the Employee a
                  gross salary calculated at the rate of One Hundred Thirty-Five Thousand Dollars ($135,000.00) per annum. The salary of the Employee shall be reviewed annually, giving due consideration to his performance, the financial performance of FCBC, the increases awarded to similar officers of the Companies and all other relevant factors. The Employee shall be considered for increases in light of such factors. The salary of the Employee shall not be decreased.

            (b) FRINGE BENEFITS. During the Term, FCBC shall make available to the Employee those fringe benefits, including medical and retirement benefits, which are offered to, and upon the same terms and conditions that are applicable to, the executive officers of the Companies. The Employee shall be entitled to four (4) weeks vacation each calendar year beginning in 2003.

            (c) EXPENSES. FCBC shall reimburse the Employee for all of his reasonable and appropriate out-of-pocket expenses incurred in the course of his employment, which shall include (but not be limited to):

                  (i) travel and related expenses incurred to perform his duties while away from the main office of FCBC;

                  (ii) normal expenses and dues necessary to maintain his license to practice law and his membership in any professional organizations to which he presently belongs;

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                  (iii) reasonable continuing education expenses; and

                  (iv) any professional insurance appropriate respecting Employee's activities.

            The Employee shall submit any reports and/or documentation reasonably requested by FCBC to verify and support a request for reimbursement of expenses.

            4. TERMINATION. FCBC shall have the right to terminate the Employee's employment for Cause (as defined herein). "Cause" shall consist of any one or more of the following:

            (a)   The Employee's death;

            (b) Refusal, failure or inability (except as limited by law or the policies of the Companies in the event of a disability) of the Employee to perform his duties.

            (c) Any dishonesty or defalcation by Employee whether it occurred in securing his employment or in performing his duties;

            (d) Any employment or activity of the Employee which FCBC reasonably deems to be in material conflict with the Employee's duties or to present a material risk of injury or harm to FCBC.

            (e) Employee's material breach of, or failure to comply with, any provision or term of this Agreement; or

            (f) Employee's performance of any material act, or bad faith failure to take any reasonable action, which detrimentally affects the Employee's ability to perform his duties.

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            If the Employee's employment is terminated in accordance with this paragraph 4, then upon the effective date of termination, FCBC shall only be obligated to pay the Employee that proportionate part of the Employee's base salary which is allocable solely to the period prior to termination, less any sums previously paid for such period.

            5. RETURN OF PROPERTY. Upon the termination of this Agreement for any reason, the Employee will immediately surrender to FCBC, in good condition, the books, accounts, records, memoranda, keys, computer disks, computer passwords, any credit cards, and any other property or information of any nature, tangible or intangible, which are in Employee's possession or under his control and which belong to FCBC. In the event that any of such items are not returned, FCBC shall have the right to recover such property or to recover or deduct from any compensation payable to the Employee the value, or, at FCBC's sole option, the replacement costs of such items, plus all proper and reasonable costs, attorneys' fees and expenses incurred in searching for, taking, removing, and recovering such property or its value or replacement cost.

            6. CONFIDENTIALITY. The Employee agrees that all knowledge or information concerning the Companies' business operations, business plans, finances, financial products, customers, marketing and interest-setting policies and the names and financial information concerning all persons or entities that do business with the Companies, except information which is now or hereafter becomes part of the public domain through no fault of the Employee, constitute "Confidential Information" of the Companies. The Employee agrees that he shall not divulge or disclose any Confidential Information of the Companies and shall not use Confidential Information of the Companies for his benefit or to the detriment of the Companies.

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            7. SURVIVAL, INDEPENDENT CONSTRUCTION AND REMEDIES. The covenants and obligations of the Employee contained in paragraph 6 of this Agreement shall survive any termination of this Agreement. They are of the essence of this Agreement and shall be construed as independent of any other provisions of this Agreement. The existence of a claim or cause of action of the Employee against the Companies, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by FCBC of these covenants and provisions.

            The Employee acknowledges that a breach of any of the provisions of paragraph 6 will cause continuing and irreparable harm to FCBC for which it would not be compensated adequately by money damages. The Employee agrees that, in the event of an actual or threatened breach, in addition to any other remedies available to it, FCBC should be entitled to immediate and permanent injunctions to prevent the Employee from such activity.

            8. ASSIGNMENT. The Employee's rights and obligations under this Agreement are personal and are not transferable by assignment or otherwise, and any attempt to do so shall be void. FCBC's rights and obligations under this Agreement are assignable if such assignment is related to the merger of FCBC with another financial services entity, or related to the sale or transfer of substantially all of the assets of FCBC.

            9. NOTICE. All notices, requests, demands or instructions may, or, when required by this Agreement, shall, be in writing and delivered in person or sent by certified mail (or regular mail if the certified mail is returned unclaimed) postage prepaid and addressed as follows:

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            TO THE EMPLOYER:          First Citizens Banc Corp
                                      c/o The Citizens Banking Company
                                      P.O. Box 5016
                                      Sandusky, Ohio 44870
                                      Attn:  David A. Voight

            TO THE EMPLOYEE:          James E. McGookey
                                      3221 Country Club Lane
                                      Huron, Ohio 44839

A notice shall be effective upon the actual receipt of it, except in the case of notice by regular mail, which shall be deemed effective three (3) days after it is delivered to the U.S. Postal Service. Either party may, by notice to the other, change its or his address for the purpose of any future notice to that party.

            10. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in a manner that is effective and valid under applicable law, but, if any provision of this Agreement is held to be invalid, illegal, or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of the invalidity, illegality, or unenforceability in that jurisdiction. The remainder of this Agreement, and the application of the provision to other persons and circumstances or in other jurisdictions, shall not be affected hereby, and the intent of the parties as set forth herein shall be enforced to the fullest extent permitted by law. The parties shall attempt to replace any invalid provision with a legally valid provision which follows the original intent of the parties as closely as possible.

            11. TITLES AND CAPTIONS. All titles and captions are for convenience only, and do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

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            12. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons may require.

            13. WAIVER OR MODIFICATION. No provisions of this Agreement may be waived, changed, modified or discharged orally but only by an agreement in writing signed and executed by the party against whom enforcement of any waiver, change, modification or discharge is sought. No delay on the part of any party in the exercise of any rights or remedy shall operate as a waiver thereof. The failure of either party to insist in any one or more instances, upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

            14. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them respecting the within subject matter. There are no representations, agreements or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed herein.

            15. BINDING EFFECT. This Agreement shall inure to the benefit of, and shall be binding upon, the parties, their heirs, executors, successors and assigns.

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            IN WITNESS WHEREOF, the parties have executed this Employment
Agreement this ______ day of ________________, 2002.

SIGNED AND ACKNOWLEDGED               FCBC:
IN THE PRESENCE OF:                   FIRST CITIZENS BANC CORP

/s/ Lisa K. Rhenish                   By: /s/ David A. Voight
-------------------                       -------------------
Witness                               Its: President

/s/ Kathleen A. Bodi
--------------------
Witness

                                      EMPLOYEE:

/s/ Lisa K. Rhenish                   /s/ James E. McGookey
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Witness                               James E. McGookey

/s/ Kathleen A. Bodi
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Witness

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